EXHIBIT 4.1

                                  RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             CENDANT CORPORATION

                    The undersigned, James E. Buckman, certifies that he is the Senior Executive Vice President and General Counsel of Cendant Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

                    (1)  The name of the Corporation is
               Cendant Corporation.

                    (2)  The name under which the Corporation
               was originally incorporated was Comp-U-Card of America, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 1974.

                    (3)  This Restated Certificate of
               Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of
               Delaware.

                    (4)  The text of the Restated Certificate
               of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

                    1.   The name of the Corporation is Cendant
          Corporation.

                    2.   The address of its registered office in
          the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                    3. The nature of the business or purposes to be conducted or promoted is:

               To engage in any lawful act or activity for which corporations may be organized under the General
               Corporation Law of Delaware.

                    4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,010,000,000 shares, of which 10,000,000 shall be Preferred Stock, par value $.01 per share, and 2,000,000,000 shall be Common Stock, par value $.01 per share. No stockholder shall have any preemptive right to subscribe to or purchase any additional shares of stock of the Corporation or any securities convertible into any such shares or representing a right or option to purchase any such shares.

                    The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of Preferred Stock in one or more series, to fix the number of shares in each such series (subject to the aggregate limitations thereon in this Article) and to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series. The authority of the Board of Directors with respect to each such series shall include determination of the following (which may vary as between the different series of Preferred Stock):

               a. The number of shares constituting the shares and the distinctive designation of the series;

               b. The dividend rate on the shares of the series and the extent, if any, to which dividends thereon shall be cumulative;

               c. Whether shares of the series shall be redeemable and, if redeemable, the redemption price payable on redemption thereof, which price may, but need not, vary according to the time or circumstances of such redemption;

               d. The amount or amounts payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

               e. Whether the shares of the series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

               f. Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               g. The extent, if any, to which the holders of shares of the series shall be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the Corporation;

               h. Whether, and the extent to which, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside of the Restated Certificate of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors; and

               i. Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not affect adversely any other class or series of Preferred Stock at the time outstanding and which shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

                    Shares of Common Stock and of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration, not less than par value, as shall be fixed by the Board of Directors. No consent by any series of Preferred Stock shall be required for the issuance of any other series of Preferred Stock unless the Board of Directors in the resolution providing for the issuance of any series of Preferred Stock expressly provides that such consent shall be required.

                    Subject to the rights, if any, of holders of shares of Preferred Stock from time to time outstanding, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

                    Except as otherwise provided by law or as otherwise expressly provided in the resolution or resolutions providing for the issuance of shares of any series of the Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of shares of Common Stock of the Corporation entitled at any time to vote shall have one vote for each share thereof held. Except as otherwise provided with respect to shares of Preferred Stock authorized from time to time by the Board of Directors, the exclusive voting power for all purposes shall be vested in the holders of shares of Common Stock.

                    5.   The Corporation is to have perpetual
          existence.

                    6.   In furtherance and not in limitation of
          the powers conferred by statute, the Board of Directors is expressly authorized:

                    a. To make, alter, or repeal the By-Laws of the Corporation.

                    b.   To authorize and cause to be executed
               mortgages and liens upon the real and personal property of the Corporation.

                    c.   To set apart out of any of the funds of
               the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                    d. Subject to the provisions of the By-Laws, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to the provisions of the By-Laws, the Board of Directors may designate one or more directors as alternate members of any committee, who shall replace any absent or disqualified member at any meeting of the committee in the manner specified in such designation. Any such committee, to the extent provided in the resolution of the Board of Directors adopted in accordance with the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                    e. When and as authorized by the stockholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

                    7.   Whenever a compromise or arrangement is
          proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
          Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                    8.   Meetings of stockholders may be held
          within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                    9. For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:

                    a.   Election of Directors.  Elections of
               Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                    b. Number, Election and Terms of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to the office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                    c.   Stockholder Nomination of Director
               Candidates. Advance notice of nominations for the election of Directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-Laws.

                    d. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors for which the new directorship was created or the vacancy occurred and until such Director's successor shall have become elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                    e. Removal of Directors. Any Director may be removed from office without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors voting together as a single class.

                    f. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board or Directors.

                    g. By-Law Amendments. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Sections 1, 2 and 3 of Article II, and Sections 1, 2 and 3 of Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                    h.   Amendment, Repeal.  Notwithstanding
               anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article 9 or any provision hereof.

                    10.  a.  Vote Required for Certain Business
          Combinations.

                    A.   Higher Vote for Certain Business
               Combinations. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided herein:

                         (1)  any merger or consolidation of the
                    Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                         (2)  any sale, lease, exchange, mortgage,
                    pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10 million or more; or

                         (3) the issuance or transfer by the
                    Corporation or any Subsidiary (in one
                    transaction or series of transactions) of any securities of the Corporation or any subsidiary to any Interested Stockholder or to any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10 million or more; or

                         (4)  the adoption of any plan or proposal
                    for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                         (5)  any reclassification of securities
                    (including any reverse stock split), or
                    recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

                    shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for the purposes of Article 10, each share of the Voting Stock shall have one vote). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                    B. Definition of "Business Combination". The term "Business Combination" used in this Article 10 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of Paragraph A hereof.

                    (b)  When Higher Vote is Not Required.  The
               provisions of Article 10(a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs A and B are met:

               A.   Approval by Disinterested Directors.  The
               Business Combination shall have been approved by majority of the Disinterested Directors (as hereinafter defined).

               B. Price and Procedure Requirements. All of the following conditions shall have been met:

                              (i)  The aggregate amount of the cash
                    and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                         (a)  (if applicable) the highest per share
                    price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                         (b)  the Fair Market Value per share of
                    Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Paragraph 10 as the "Determination Date"), whichever is higher.

                               (ii) The aggregate amount of the
                    cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the higher of the following:

                         (a)  (if applicable) the highest per share
                    price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                         (b)  the Fair Market Value per share of
                    such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                              (iii)  The consideration to be
                    received by holders of Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for any Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of such Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this Article 10(b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                              (iv)  After such Interested
                    Stockholder has become an Interested
                    Stockholder and prior to the consummation of such Business Combinations: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                         (c)  Certain Definitions.  For the purpose
               of this Article 10:

                    A.   A "person" shall mean any individual,
               firm, corporation or other entity.

                    B.   "Interested Stockholder" shall mean any
               person (other than the Corporation or any Subsidiary) who or which:

                              (i)  is the beneficial owner,
                    directly or indirectly, of 5% or more of the voting power of the outstanding Voting Stock;
                    or

                              (ii)  is an Affiliate of the
                    Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

                              (iii)  is an assignee of or has
                    otherwise succeeded to any shares of Voting
                    Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                    C. A person shall be a "beneficial owner" of any Voting Stock:

                              (i)  which such person or any of its
                    Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

                              (ii)  which such person or any of its
                    Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                              (iii)  which are beneficially owned,
                    directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                    D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Article 10(c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of the Article 10(c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                    E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

                    F.   "Subsidiary" means any corporation of
               which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Article 10(c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

                    G. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                    H.   "Fair Market Value" means:  (i) in the
               case of stock, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or, if such stock is then listed on an exchange, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composition Tape for New York Stock Exchange -- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange or quoted as aforesaid, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors, in good faith.

                    I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Article 10(b) shall include the shares of Common Stock retained by the holders of such shares.

                    J. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

                         (d)  Powers of the Board of Directors.  A
               majority of the Directors shall have the power and duty to determine for the purposes of this Article 10 on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Common Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for an issuance of transfer of securities by the Corporation or any Subsidiary in any Business Combination has, or an issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10 million or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article 10.

                         (e)  No Effect on Fiduciary Obligations of
               Interested Shareholders.  Nothing contained in this
               Article 10 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                         (f)  Amendment, Repeal, etc.
               Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws) the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this
               Article 10.

                    11.  No director of the Corporation shall be
          personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this
          Article 11 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 11 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                    IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed this 17th day of December, 1997.

                                        CENDANT CORPORATION

                                        By: /s/ James E. Buckman
                                            ______________________
                                        Name:  James E. Buckman
                                        Title: Senior Executive
                                               Vice President and
                                               General Counsel